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EXHIBIT 10.33

VOTING AGREEMENT

        VOTING AGREEMENT, dated as of March 10, 2002 (this "Agreement"), by and between Be Free, Inc., a Delaware corporation (the "Company"), and the undersigned stockholder ("Stockholder") of ValueClick, Inc., a Delaware corporation ("Parent").

RECITALS

        A.    Concurrently with the execution of this Agreement, Parent, Merger Sub and the Company are entering into an Agreement and Plan of Merger (the "Merger Agreement"), pursuant to which Parent and the Company will effect a business combination, upon the terms and subject to the conditions set forth in the Merger Agreement (the "Merger"). Unless otherwise indicated, capitalized terms not defined herein have the meanings given to them in the Merger Agreement.

        B.    As a material inducement to enter into the Merger Agreement and to consummate the Merger, the Company desires Stockholder to agree, and Stockholder is willing to agree (i) to vote, in the manner described in Section 1.1 hereof, the number of shares of the outstanding capital stock of the Company set forth on the final page of this Agreement with respect to which Stockholder has voting Power ("Shares") and any other such shares of capital stock of the Company acquired by Stockholder after the date hereof, and (ii) to not engage in certain solicitation activities.

        NOW, THEREFORE, intending to be legally bound, the parties agree as follows:

1.    Voting of Shares.

        Section 1.1    Voting Agreement.    Subject to the terms and conditions of this Agreement, at every meeting of the stockholders of Parent called with respect to any of the following, and at every adjournment or postponement thereof, and on every action or approval by written consent of the stockholders of Parent with respect to any of the following, Stockholder shall vote or cause to be voted the Shares and any New Shares (as hereinafter defined) (a) in favor of (i) approval of the Merger Agreement, (ii) waiving any notice that may have been or may be required relating thereto and (iii) any matter that would reasonably be expected to facilitate the Merger and (b) against any matter that would reasonably be expected to hinder, impede, prevent or delay the consummation of the Merger. Stockholder shall not, from the date of this Agreement until the Expiration Date (as hereinafter defined), enter into any agreement or understanding with any Person to vote or give instructions inconsistent with clause (a) or clause (b) of the preceding sentence.

        Section 1.2    New Shares.    Stockholder agrees that any shares of capital stock of Parent that Stockholder purchases or with respect to which Stockholder otherwise acquires beneficial ownership ("New Shares") after the execution of this Agreement and prior to the Expiration Date shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Shares.

        Section 1.3    Proxy.

        (a)  Concurrently with the execution of this Agreement: (i) Stockholder shall deliver to the Company a proxy in the form attached hereto as Exhibit A, which shall be irrevocable to the fullest extent permitted by law, with respect to the shares referred to therein (the "Proxy"); and (ii) Stockholder shall cause to be delivered to the Company an additional proxy (in the form attached hereto as Exhibit A) executed on behalf of the record owner of any Shares that are owned beneficially (but are not owned of record) by Stockholder.

        (b)  After the execution of this Agreement until the Expiration Date, Stockholder shall execute or cause to be executed such further proxies as may be requested by the Company with respect to any New Shares, and Stockholder shall promptly notify the Company upon acquiring beneficial ownership of any New Shares.

        (c)  Stockholder covenants and agrees that, from the date of this Agreement until the Expiration Date, Stockholder will not deposit any of the Shares into a voting trust or grant a proxy or enter into a voting agreement or similar contract with respect to any of the Shares.

2.    Transfer of Shares.

        Section 2.1    No Disposition or Encumbrance of Shares.    Stockholder covenants and agrees that, from the date of this Agreement until the Expiration Date (as defined below), Stockholder will not, directly or indirectly: (a) offer, sell, offer to sell, contract to sell, pledge, grant any option to purchase or otherwise dispose of or transfer (each a "Transfer") of, or permit or announce any Transfer of, any of the Shares, or any interest in any of the Shares, to any Person other than the Company; (b) create or permit to exist any liens, claims, options, charges or other encumbrances on or otherwise affecting any of the Shares; or (c) reduce Stockholder's beneficial ownership of, interest in or risk relating to any of the Shares; provided, that nothing herein shall prohibit Transfers of Shares to any third party, affiliate, related party, family member or trust established for the benefit of the Stockholder or any of the foregoing persons or entities, provided that the recipient of such Shares shall agree in writing to be bound by the provisions of this Agreement.

        Section 2.2    Transfer of Voting Rights.    Stockholder covenants and agrees that, from the date of this Agreement until the Expiration Date (as defined below), Stockholder will not deposit any of the Shares into a voting trust or grant a proxy or enter into a voting agreement or similar contract with respect to any of the Shares.

3.    Representations and Warranties of the Stockholder.

        Section 3.1    Ownership of Shares.    Stockholder represents and warrants that Stockholder (a) is the record and beneficial owner of and has the sole right to vote or direct the voting of the Shares, which at the date hereof are free and clear of any liens, claims, options, charges or other encumbrances (other than Shares that have been placed in the Selling Trust prior to the date hereof) and (b) does not own, either beneficially or of record, any shares of capital stock of Parent other than the Shares (excluding (i) shares as to which Stockholder currently disclaims beneficial ownership in accordance with applicable law and (ii) shares which Stockholder has the right to acquire pursuant to options granted to Stockholder by Parent).

        Section 3.2    No Conflict.    The execution and delivery of this Agreement and the Proxy by Stockholder do not, and the performance of this Agreement and the Proxy by Stockholder will not: (a) conflict with or violate any legal requirement, order, decree or judgment applicable to Stockholder or by which Stockholder or any of Stockholder's properties is bound or affected; or (b) result in any breach of or constitute a default (with notice or lapse of time, or both) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of an encumbrance on or otherwise affecting any of the Shares pursuant to, any contract to which Stockholder is a party or by which Stockholder or any of Stockholder's properties is bound or affected. The execution and delivery of this Agreement and the Proxy by Stockholder do not, and the performance of his obligations under this Agreement and the granting of the Proxy by Stockholder will not, require any consent of any Person.

        Section 3.3    Enforceability.    Stockholder has all requisite power and capacity to execute and deliver this Agreement and the Proxy and to perform his obligations hereunder and thereunder. This Agreement and the Proxy have been duly executed and delivered by Stockholder and, assuming the due authorization, execution and delivery of this Agreement by the Company, each constitute the legal, valid and binding obligations of Stockholder, enforceable against Stockholder in accordance with their respective terms, subject to (a) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (b) rules of law governing specific performance, injunctive relief and other equitable remedies.

        Section 3.4    Continuous Warranty.    The representations and warranties contained in this Agreement are accurate in all respects as of the date of this Agreement, and, other than the representation and warranty contained in Section 2.1(a), will be accurate in all material respects at all times through the Expiration Date and will be accurate in all material respects as of the date of the consummation of the Merger as if made on that date.

4.    Covenants of Stockholder.    Stockholder hereby covenants and agrees to cooperate fully with the Company and to execute and deliver any additional documents necessary or desirable and to take such further actions, in the reasonable opinion of the Company, necessary or desirable to carry out the intent of this Agreement.

5.    No Solicitation.    Until the Effective Time, Stockholder (in his capacity as such) will not, and will not authorize, direct or knowingly permit any of his employees, Affiliates (it being understood that Parent is not an Affiliate of Stockholder restricted by this Section 5), investment bankers, attorneys, accountants or other agents, advisors or representatives to take any action that Parent would be prohibited from taking under Section 6.6 of the Merger Agreement. In addition to the foregoing, the Stockholder shall immediately notify the Company of any notice of a Parent Competing Transaction received by the Stockholder indicating, in connection with such notice, the name of the Person or Persons making such offer or proposal and the material terms and conditions of any such proposals or offers, and will keep the Company informed, on a current basis, of the status and material terms of any such offer or proposal and of any modifications to the terms thereof; provided however, that this provision shall not in any way be deemed to limit the obligations of the Stockholder set forth in the preceding sentence. Each of the Stockholder and the Company acknowledge that this Section 5 was a significant inducement for the Company to enter into the Merger Agreement and the absence of such provision would have resulted in a failure to induce the Company to enter into the Merger Agreement.

6.    Consent and Waiver.    Stockholder hereby gives any consents or waivers that are reasonably required for the consummation of the Merger under the terms of (a) any agreements between Stockholder (or any of his Affiliates) and Parent, or any Parent Subsidiary or (b) pursuant to any other rights Stockholder may have.

7.    Termination.    This Agreement shall terminate and shall have no further force or effect as of the earliest of (a) the Closing Date, (b) the termination of the Merger Agreement and (c) September 1, 2002 (the "Expiration Date").

8.    No Restraint on Officer or Director Action.    This Agreement is intended to bind Stockholder only with respect to the specific matters set forth herein, and shall not prohibit Stockholder, if applicable, from acting in accordance with his/her fiduciary duties as an officer or director of Parent.

9.    Limited Proxy.    Stockholder will retain at all times the right to vote Stockholder's Shares, in Stockholder's sole discretion, on all matters other than those set forth in Section 1.1 which are at any time or from time to time presented to Parent's stockholders generally.

10.    Miscellaneous.

        Section 10.1    Fees and Expenses.    Except as specifically provided to the contrary in this Agreement, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such expenses.

        Section 10.2    Amendments and Modification.    Subject to applicable law, this Agreement may not be amended, modified, or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

        Section 10.3    Nonsurvival of Representations and Warranties.    None of the representations and warranties in this Agreement or in any schedule, instrument or other document delivered pursuant to this Agreement shall survive the Expiration Date; provided, however that the termination of this Agreement shall not relieve any party from any liability for any breach of this Agreement.

        Section 10.4    Notices.    All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by an internationally recognized overnight courier service, such as Federal Express, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

    (a) if to the Company, to:

      Be Free, Inc.
      154 Crane Meadow Road
      Suite 100
      Marlborough, Massachusetts 01745
      Attention: President and Chief Executive Officer
      Telecopy No.: (508) 357-8889

      with a copy (which shall not constitute notice) to:

      Hale and Dorr LLP
      60 State Street
      Boston, Massachusetts 02109
      Attn: Jay E. Bothwick, Esq.
      Telecopy No.: (617) 526-5000

        and

    (b) if to Stockholder, to the address for notice set forth on the last page hereof.

      with a copy (which shall not constitute notice) to:

      Attn:
      Telecopy No.:

        Section 10.5    Counterparts.    This Agreement may be executed in one or more counterparts (whether delivered by facsimile or otherwise), each of which shall be considered one and the same agreement.

        Section 10.6    Entire Agreement; No Third-Party Beneficiaries.    This Agreement (including the documents and the instruments referred to herein): (a) constitute the entire agreement and supersede all prior agreements, negotiations, arrangements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and (b) are not intended to confer upon any person other than the Company and Stockholder any rights or remedies hereunder.

        Section 10.7    Severability.    Any term or provision of this Agreement that is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the invalid, void or unenforceable term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction or other authority declares that any term or provision hereof is invalid, void or unenforceable, the parties agree that the court making such determination shall have the power to and shall, subject to the discretion of such court, reduce the scope, duration, area or applicability of the term or provision, to delete specific words or phrases, or to replace any invalid, void or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.

        Section 10.8    Governing Law.    This Agreement shall be governed by and construed in accordance with the laws of the State of New York, including Section 5-1401 of New York General Obligations Law.

        Section 10.9    Enforcement.    The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States or New York state court sitting in the Borough of Manhattan, The City of New York, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties (a) consents to submit itself to the personal jurisdiction of any Federal court or any New York state court sitting in the Borough of Manhattan, The City of New York in the event any dispute arises out of this Agreement or any of the Transactions, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or any of the Transactions in any court other than a Federal court sitting in the State of New York or a New York state court sitting in the Borough of Manhattan, The City of New York. THE COMPANY AND STOCKHOLDER EACH IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT THEY MAY HAVE TO TRIAL BY JURY IN CONNECTION WITH THIS AGREEMENT, THE PROXY OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

        Section 10.10    Extension, Waiver.    At any time prior to the Expiration Date, the parties to this Agreement may (a) extend the time for the performance of any of the obligations or other acts of the other parties to this Agreement, (b) waive any inaccuracies in the representations and warranties of the other parties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) waive compliance by the other parties with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

        Section 10.11    Assignment.    Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties to this Agreement (whether by operation of law or otherwise) without the prior written consent of the other parties to this Agreement. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

        Section 10.12    Legal Counsel.    Stockholder acknowledges that he has been advised to, and has had the opportunity to consult with his or its personal attorney prior to entering into this Agreement. Stockholder acknowledges that attorneys for Parent represent Parent and do not represent any of the stockholders of Parent in connection with the Merger Agreement, this Agreement or any of the transactions contemplated hereby or thereby.

        Section 10.13    Agreement Negotiated.    The form of this Agreement has been negotiated by or on behalf of Parent and the Company, each of which was represented by attorneys who have carefully negotiated the provisions hereof. No law or rule relating to the construction or interpretation of contracts against the drafter of any particular clause should be applied with respect to this Agreement or the Proxy.

        Section 10.14    Effect of Headings.    The Section headings herein are for convenience only and shall not affect the construction or interpretation of this Agreement.

        Section 10.15    Legends.    Any stock certificates representing the Shares or the New Shares shall be legended at the request of the Company to reflect the voting agreement and, if applicable, the irrevocable proxy granted by this Agreement.

        IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on the date and year first above written.

BE FREE, INC.

By:	/s/ STEVEN M. JOSEPH
Name:	Steven M. Joseph
Title:	Chief Financial Officer

STOCKHOLDER

By:
Name:
Title:

Number of Parent Shares Subject to this Agreement:

    Common Stock: _________________________________________________________________________

EXHIBIT A

IRREVOCABLE PROXY

        The undersigned stockholder of ValueClick, Inc., a Delaware corporation ("Parent"), hereby irrevocably appoints and constitutes                        and                         , of Be Free, Inc., a Delaware corporation (the "Company"), and each of them, or any other designee of the Company, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to the full extent of the undersigned's rights with respect to the shares of capital stock of Parent set forth on the final page of this irrevocable proxy (the "Irrevocable Proxy"), and all other shares or securities issued or issuable in respect thereof, or otherwise acquired by the undersigned on or after the date hereof (collectively, the "Shares"), until the earliest of (a) the Closing Date, (b) the termination of the Merger Agreement and (c) September 1, 2002 (the "Expiration Date"). Upon the undersigned's execution of this Irrevocable Proxy, any and all prior proxies given by the undersigned with respect to any Shares are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect to the Shares until after the Expiration Date.

        This Irrevocable Proxy is irrevocable (to the fullest extent provided by applicable law), is coupled with an interest, is granted pursuant to the Voting Agreement, dated as of March 10, 2002, by and between the Company and the undersigned Stockholder (the "Voting Agreement"), and is granted in consideration of the Company (a) entering into the Agreement and Plan of Merger, dated as of March 10, 2002 (the "Merger Agreement"), by and among Parent, Merger Sub and the Company and (b) consummating the Merger. Capitalized terms used but not otherwise defined in this proxy have the meanings given to such terms in the Merger Agreement.

        The attorneys and proxies named above, and each of them, are hereby authorized and empowered to by the undersigned at any time prior to the Expiration Date to act as the undersigned's attorney and proxy to vote the Shares and to exercise all voting and other rights of the undersigned with respect to the Shares (including, without limitation, the power to execute and deliver written consents with respect to the Shares pursuant to the General Corporation Law of the State of Delaware) at every annual, special or adjourned meeting of the stockholders of Parent, and in every written consent in lieu of such a meeting, or otherwise, (a) in favor of (i) approval of the Merger Agreement, (ii) waiving any notice that may have been or may be required relating thereto and (iii) any matter that could reasonably be expected to facilitate the Merger and (b) against any matter that could reasonably be expected to hinder, impede, prevent or delay the consummation of the Merger.

        The attorneys and proxies named above may not exercise this Irrevocable Proxy on any other matter except as provided above. The undersigned Stockholder may vote the Shares on all such other matters.

        All authority herein conferred shall survive the death or incapacity of the undersigned and any obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned. THIS PROXY IS IRREVOCABLE.

Signature of Stockholder:	____________________________
Print Name of Stockholder:	____________________________
Shares Subject to Proxy as of the date hereof:	____________________________

SCHEDULE OF SUBSTANTIALLY IDENTICAL AGREEMENTS

        The filed agreement is substantially identical in all material respects to the Be Free, Inc. agreements with the following ValueClick, Inc. major stockholders except for the material details set forth below. Each voting agreement has been duly executed by each of the stockholders set forth below:

Stockholder	Number of Shares
Buzby-Vasan 1997 Trust — David S. Buzby, Trustee	461,564
Bryan Coryat	3,000,000
Martin T. Hart	503,702
Robert D. Leppo	974,732
Gregory R. Raifman	1,682,795
Steven J. Umberger	962,211
James R. Zarley	882,544

QuickLinks

VOTING AGREEMENT
RECITALS
EXHIBIT A IRREVOCABLE PROXY
SCHEDULE OF SUBSTANTIALLY IDENTICAL AGREEMENTS